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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 1, 2002 accompanying the consolidated financial statements of ONTRACK Data International, Inc. and subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Amendment No. 1 to the Registration Statement of Kroll Inc. on Form S-4. We consent to the incorporation by reference of the aforementioned report in this Amendment No. 1 to the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP



Minneapolis, Minnesota
May 8, 2002